Exhibit 99.1

PRESS RELEASE

For more information contact:	April 21, 2008
Lisa Free
(334) 676-5105

COLONIAL BANCGROUP PRICES $304 MILLION COMMON STOCK OFFERING

MONTGOMERY, Ala. - (NYSE: CNB) The Colonial BancGroup, Inc. announced today it has priced its public offering of 38 million shares of its common stock at $8.00 per share for total net proceeds of approximately $289 million. All of the shares are being offered directly by Colonial. Colonial has granted the underwriters a 30-day option to purchase up to an additional 5.7 million shares of common stock to cover over-allotments. The offering is subject to customary closing conditions and is expected to close on Friday, April 25, 2008. Net proceeds of the offering will be used for general corporate purposes, including investments in subsidiaries.

Lehman Brothers Inc. is the sole book-running manager for the offering. Credit Suisse Securities (USA) LLC, SunTrust Robinson Humphrey and Morgan Keegan & Company, Inc. are the co-managers for the offering.

The offering will be made under Colonial BancGroup’s existing shelf registration statement filed with the Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer or sale of the shares of common stock in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any jurisdiction. Any offer, solicitation or sale will be made only by means of the prospectus supplement and the accompanying base prospectus.

This release includes “forward-looking statements” within the meaning of the federal securities laws. Words such as “believes,” “estimates,” “plans,” “expects,” “should,” “may,” “might,” “outlook,” “potential” and “anticipates,” the negative of these terms and similar expressions, as they relate to The Colonial BancGroup, Inc. (BancGroup) (including its subsidiaries or its management), are intended to identify forward-looking statements. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by such statements. In addition to factors mentioned elsewhere in this release or previously disclosed in BancGroup’s SEC reports (accessible on the SEC’s website at www.sec.gov or on BancGroup’s website at www.colonialbank.com), the following factors, among others, could cause actual results to differ materially from forward-looking statements and future results could differ materially from historical performance. These factors are not exclusive:

•	losses to our loan portfolio are greater than estimated or expected;

•	an inability to raise additional capital on terms and conditions that are satisfactory;

•	the impact of current economic conditions on our ability to borrow additional funds to meet our liquidity needs;

•	economic conditions affecting real estate values and transactions in BancGroup’s market and/or general economic conditions, either nationally or regionally, that are less favorable then expected;

•	changes in the interest rate environment which expand or reduce margins or adversely affect critical estimates as applied and projected returns on investments;

•	deposit attrition, customer loss, or revenue loss in the ordinary course of business;

•	increases in competitive pressure in the banking industry and from non-banks;

•	costs or difficulties related to the integration of the businesses of BancGroup and institutions it acquires are greater than expected;

•	the inability of BancGroup to realize elements of its strategic plans for 2008 and beyond;

•	natural disasters in BancGroup’s primary market areas which result in prolonged business disruption or materially impair the value of collateral securing loans;

•	management’s assumptions and estimates underlying critical accounting policies prove to be inadequate or materially incorrect or are not borne out by subsequent events;

•	the impact of recent and future federal and state regulatory changes;

•	current and future litigation, regulatory investigations, proceedings or inquiries;

•	strategies to manage interest rate risk may yield results other than those anticipated;

•	changes which may occur in the regulatory environment;

•	a significant rate of inflation (deflation);

•	acts of terrorism or war; and

•	changes in the securities markets.

Many of these factors are beyond BancGroup’s control. The reader is cautioned not to place undue reliance on any forward looking statements made by or on behalf of BancGroup. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. BancGroup does not undertake any obligation to update or revise any forward-looking statements.

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